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                             TRIARC COMPANIES, INC.

                           OFFER TO PURCHASE FOR CASH
                   UP TO 5,500,000 SHARES OF ITS COMMON STOCK

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        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 13, 1999,
                        UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated March 12, 1999 and the related Letter of Transmittal (which together constitute the 'Offer') in connection with the Offer by Triarc Companies, Inc., a Delaware corporation (the 'Company'), to purchase for cash up to 5,500,000 shares of its Common Stock (such shares are hereinafter referred to as the 'Shares'), at prices not greater than $18.25 nor less than $16.25 per Share, net to the seller in cash, as specified by such stockholders, upon the terms and subject to the conditions of the Offer.

     Provided that a minimum of 3,500,000 Shares are validly tendered and not withdrawn (which condition may be waived by the Company in its sole discretion), the Company will determine a single per Share price (not greater than $18.25 nor less than $16.25 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the 'Purchase Price'), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 5,500,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $18.25 nor less than $16.25 per Share) pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration, the Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn prior to the expiration of the Offer. All Shares not purchased pursuant to the Offer, including Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration, will be returned to the tendering stockholder at the Company's expense.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. You may tender Shares at either the price determined by you (in multiples of $.25), not greater than $18.25 nor less than $16.25 per Share, or the price determined by 'Dutch auction' as indicated in the attached instruction form, net to you in cash.

          2. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, April 13, 1999, ('the Expiration Date') unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          3. The Offer is for up to 5,500,000 Shares. Although it has no present intention of so doing, the Company reserves the right, in its sole discretion but subject to certain applicable legal requirements, to purchase more than 5,500,000 Shares pursuant to the Offer. The Offer is conditioned upon a minimum of 3,500,000 Shares being tendered (which condition may be


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     waived by the Company in its sole discretion) and is subject to certain other conditions described in Section 6 of the Offer to Purchase.

          4. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          5. If you owned beneficially as of the close of business on March 10, 1999 and on the Expiration Date an aggregate of fewer than 100 Shares and you instruct us to tender at or below the Purchase Price on your behalf all such Shares (partial tenders will not qualify for this preference) prior to the expiration of the Offer and you complete the box captioned 'Odd Lots' in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     As described in the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase Shares in the following order of priority: (a) all Shares tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer by any stockholder who owned beneficially an aggregate of fewer than 100 Shares, as of the close of business on March 10, 1999 and on the Expiration Date and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned 'Odd Lots' on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

     The Offer is not being made to, nor will the Company accept tenders from or on behalf of, holders of Shares in any state of the United States or any foreign jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such state or foreign jurisdiction. In those states or foreign jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Wasserstein Perella & Co., Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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            INSTRUCTIONS WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                     UP TO 5,500,000 SHARES OF COMMON STOCK
                                       OF
                             TRIARC COMPANIES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 12, 1999 and the related Letter of Transmittal (which together constitute the 'Offer'), in connection with the Offer by Triarc Companies, Inc. (the 'Company') to purchase up to 5,500,000 shares of its Common Stock (such shares are hereinafter referred to as the 'Shares'), at prices not greater than $18.25 nor less than $16.25 per Share, net to the undersigned in cash.

     The Company will determine a single per Share price (not greater than $18.25 nor less than $16.25 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the 'Purchase Price'), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 5,500,000 Shares (or such lesser number as are validly tendered at prices not greater than $18.25 nor less than $16.25 per Share) pursuant to the Offer.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     [ ] By checking this box, all Shares held by us for your account, including fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                  __________ Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                    ODD LOTS

     [ ] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on March 10, 1999, and continues to own, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                              CHECK ONLY ONE BOX.
           IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO VALID TENDER OF SHARES.
                             ------------------
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $16.25 or as high as $18.25.

                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

     Price (in dollars) per Share at which Shares are being tendered:

          $16.25      [ ]             $17.50      [ ]
          $16.50      [ ]             $17.75      [ ]
          $16.75      [ ]             $18.00      [ ]
          $17.00      [ ]             $18.25      [ ]
          $17.25      [ ]

                                   SIGN HERE

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                             Signature(s) of Owners
   Name(s): _________________________________________________________________
                                 (Please Print)
   Capacity (full title): ___________________________________________________

   Address (include zip code): ______________________________________________

                               ______________________________________________
   Area Code and Day Time
   Telephone Number: ___________________________

   Dated: ______________________________________

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